UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 901-0315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agent Agreement

On December 5, 2024, Lipella Pharmaceuticals Inc. (the “Company”) entered into that certain placement agent agreement, as amended by that certain Amendment to Consulting Agreement and Placement Agent Agreement (the “Amendment”), dated December 10, 2024 (the “Placement Agent Agreement”), with Spartan Capital Securities, LLC, as placement agent (the “Placement Agent” or “Spartan”), pursuant to which the Placement Agent agreed to serve as exclusive placement agent for the private offer and sale (the “Offering”) of up to $6,000,000 of Series B non-voting convertible preferred stock of the Company, par value $0.0001 per share (the “Shares”), with each Share convertible into certain number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). In addition, investors in the Offering (the “Investors”) were granted the right to purchase an additional $6,000,000 of Shares from the Company at the same terms offered in the Offering until six (6) months from the effective date of the registration statement registering the shares of Common Stock issuable upon conversion of the Shares (the “Mirror Offering”). The Placement Agent may increase the maximum Offering amount of Shares by up to twenty percent (20%) in order to cover over-allotments (the “Over-Allotment Option”).

Pursuant to the Placement Agent Agreement, upon each closing of the Offering (each, a “Closing”), the Company shall pay to the Placement Agent a placement fee equal to ten percent (10%) of the gross proceeds derived from the sale of the Shares subscribed for, in cash, whether the sale was directly the result of the Placement Agent’s efforts or any other party utilized by the Placement Agent that is legally permitted to effect such sales (including, but not limited to, Financial Industry Regulatory Authority, Inc. members, as selling agents, which the Placement Agent may permit to participate in the Offering). As additional compensation for Placement Agent’s services, the Company shall grant and deliver to the Placement Agent (or its designated nominees) at each Closing warrants to purchase a number of shares of Common Stock (the “Placement Agent Warrants”) equal to ten percent (10%) of the shares of Common Stock issuable upon the conversion of the Shares sold in the Offering. If the Offering is consummated by means of more than one Closing, the Placement Agent shall be entitled to receive Placement Agent Warrants at each Closing. The Placement Agent Warrants shall be exercisable at any time during the five (5)-year period after the date of issuance, shall have an exercise price of $1.00 per share and shall contain provisions pertaining to cashless exercise, standard anti-dilution protection and piggyback registration rights as are customarily contained in warrants received by a placement agent in similar transactions. If the Company receives an investment (other than in the Offering) during the period commencing upon the termination of Placement Agent’s engagement under the Placement Agent Agreement and ending one (1) year thereafter from any accredited retail investor first identified by the Placement Agent or a sub-agent of Placement Agent prior to the commencement of the Offering, the Placement Agent shall be entitled to a fee equal to ten percent (10%) of the gross amount invested.

The Placement Agent Agreement contains customary representations and warranties for a transaction of this type.

Consulting and Advisory Agreement

On December 5, 2024, the Company entered into that certain consulting and advisory agreement, as amended by the Amendment (the “Consulting Agreement”), with Spartan, pursuant to which Spartan agreed to provide the Company with certain advisory services on a non-exclusive basis on the terms and conditions set forth therein. Pursuant to the Consulting Agreement, from the initial closing date until eighteen (18) months thereafter, Spartan shall provide, as the Company shall reasonably request, consulting services related to general corporate matters, including, but not limited to (i) capital raising; (ii) advice and input with respect to raising capital; (iii) developing corporate structure and finance strategies in connection with equity financings; (iv) assisting management with enhancing corporate and shareholder value, and (v) introducing the Company to potential investors (collectively, the “Advisory Services”).

Pursuant to the Consulting Agreement, as compensation for the Advisory Services, the Company shall pay to Spartan a cash fee of $300,000, which amount shall be paid out of the escrow account established in connection with the Offering and shall be paid on a pro rata basis according to the amount of gross proceeds received. The Company shall also issue to Spartan an aggregate of 700,000 shares of a new class of Series C Preferred Stock (the “Series C Preferred Stock”), which will be issued on a pro rata basis at each Closing and shall be determined by the amount of proceeds received by the Company upon each such Closing. In connection with the Mirror Offering, the Company shall pay to Spartan a cash fee of $200,000, which shall be paid on a pro rata basis according to the amount of proceeds payable at each closing of such Mirror Offering in the event there is more than one closing of such Mirror Offering. In connection with the Mirror Offering, the Company shall also issue to Spartan an aggregate of 350,000 shares of Series C Preferred Stock, which will be issued on a pro rata basis at each closing of the Mirror Offering and shall be determined by the amount of proceeds received by the Company upon each such closing. Pursuant to the Amendment, the Series C Preferred Stock shall be junior to all other series of preferred stock of the Company, par value $0.0001 per share, pari passu with the Common Stock, have the same rights and preferences as the Common Stock, be convertible into Common Stock on a 1:1 ratio, and include a 4.99% beneficial ownership limitation, ensuring that no single holder may beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock at any time.

The forgoing descriptions of the Placement Agent Agreement, Consulting Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are filed hereto as Exhibits 10.1,10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Placement Agent Agreement, dated as of December 5, 2024, by and between the Company and Spartan Capital Securities, LLC.
10.2	Consulting and Advisory Agreement, dated as of December 5, 2024, by and between the Company and Spartan Capital Securities, LLC.
10.3	Amendment to Consulting Agreement and Placement Agent Agreement, dated as of December 10, by and between the Company and Spartan Capital Securities, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer